Calculation of Filing Fee Tables
S-3
Kenvue Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior debt securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Common stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	4	Other	Depositary shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder. 1.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. 1.c. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

[2]	2.a. The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder. 2.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. 2.c. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

[3]	3.a. The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder. 3.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. 3.c. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

[4]	4.a. The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder. 4.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. 4.c. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

[5]	5.a. The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder. 5.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. 5.c. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.